Exhibit 10.54

AMENDED AND RESTATED LICENSE SUBORDINATION AGREEMENT

This Amended and Restated License Subordination Agreement (this “Agreement”) is dated November 30, 2006, by and among (i) Planet Hollywood International, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office and place of business at 7598 West Sand Lake Road, Orlando, Florida 32819, and Planet Hollywood (Region IV), Inc., a corporation duly organized and existing under the laws of the State of Minnesota, having its principal office and place of business at 7598 West Sand Lake Road, Orlando, Florida 32819 (hereinafter collectively referred to as “PHII”), (ii) Planet Hollywood Memorabilia, Inc. (hereinafter referred to as “PHMemo”), a wholly owned subsidiary of PHII duly organized and existing under the laws of the State of Florida, having its principal office and place of business at 7598 West Sand Lake Road, Orlando, Florida 32819, (iii) OpBiz, L.L.C., a Nevada limited liability company (hereinafter referred to as “OpBiz”) having its principal office and place of business at 3667 Las Vegas Boulevard South, Las Vegas, NV 89109, and (iv) the mezzanine investors listed on the signature pages hereto (together with their successors and assigns, the “Mezzanine Investors”).

BACKGROUND

WHEREAS, MezzCo, L.L.C., a Nevada limited liability company and sole parent of OpBiz (the “Company”) and the Securityholders named therein entered into that certain Securities Purchase Agreement dated as of August 9, 2004 (the “Securities Purchase Agreement”), pursuant to which Company issued (i) 16% Senior Subordinated Secured Notes to the Purchasers in the original aggregate principal amount of Eighty Seven Million Dollars ($87,000,000) (the “Notes”, and together with the Securities Purchase Agreement, and all other documents executed and in effect in connection with the Securities Purchase Agreement, the “Notes Documents”), (ii) warrants of the Company for the purchase (subject to adjustment as provided for therein) of an aggregate of 17,500 Units representing Interests consisting of (a) Class B Units of the Company or (b) if the holders thereof so elect, either Class A Units of the Company or a combination of Class A Units and Class B Units, all exercisable at a price per unit of $0.01 (subject to adjustment), as more fully described therein (the “Warrants”) and (iii) upon exercise of the Warrants (or any of them) the issuance of the Warrant Interests referenced therein;

WHEREAS, OpBiz L.L.C., a Nevada limited liability company (“OpBiz”) has licensed a portion of PHMemo’s collection of memorabilia to display and exhibit the memorabilia in the Premises subject to the terms and conditions contained of that certain Amended & Restated Planet Hollywood Hotel & Casino Licensing Agreement dated as of August 9, 2004 by and among PHII, PHMemo and OpBiz (as the same may be amended, supplemented, modified or restated from time to time, and as attached hereto as Exhibit A, the “License Agreement”);

WHEREAS, pursuant to the License Agreement, OpBiz is required to pay, and PHII and PHMemo are entitled to receive, certain fees and other payments for such things and at such times as are specified in the License Agreement;

WHEREAS, in connection with the Notes Documents, OpBiz, PHII and PHMemo agreed to the subordination of all Licensing Obligations to the Guaranteed Obligations, in each case as such term is defined or used in that certain License Subordination Agreement, dated as of August 9, 2004  (the “Original License Agreement”);

WHEREAS, the Company has indicated its desire to (i) enter into that certain credit facility with Column Financial Inc., in the aggregate amount of up to $820,000,000 (the “Refinancing”), (ii) use a portion of the proceeds from the Refinancing to voluntarily redeem the Notes in full on the date hereof for an aggregate cash payment equal to $150,000,000 (the “Prepayment”), and (iii) enter into that certain Restructuring Agreement, dated as of the date hereof, by and among the Company, EquityCo and the Securityholders named therein (the “Restructuring Agreement”);

WHEREAS, as an inducement for the Mezzanine Investors to, among other things, consent to the Refinancing, the Prepayment, and the Restructuring Agreement, the Company has agreed, and has caused PHMemo, PHII and OpBiz to agree, to amend and restate the Original License Subordination Agreement and to enter into this Agreement to provide for the subordination of all Licensing Obligations (as defined herein) to the Guaranteed Obligations (as defined in the Guaranty Agreement (the “Guaranteed Obligations”).

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.

1.1          General Terms.  For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral Agent” means Post Advisory Group, L.L.C., its successors and assigns, and     any other financial institution reasonably acceptable to the Mezzanine Investors.

“Default” or “Event of Default” shall mean a breach of any of the terms of the Pledge Agreement.

“Distribution” shall mean any payment made, whether in cash, in kind, securities or any other property, or any security interest granted by OpBiz or any of its Subsidiaries to any PH Party pursuant to the License Agreement or otherwise.

“EquityCo” means EquityCo, L.L.C., a Nevada limited liability company.

“Event of Insolvency” shall have the meaning set forth in Section 2.2(c) hereof.

“Guaranty Agreement” means  that certain Guaranty Agreement, dated as of the date hereof, by and among EquityCo, the Mezzanine Investors, and the Collateral Agent,  and as the same may be amended, modified, restated, or supplemented from time to time.

“Guarantor” shall have the meaning given to such term in the Guaranty Agreement.

“Licensing Obligations” shall mean all amounts payable to any PH Party pursuant to the Licensing Agreement, including without limitation, the Continuing Fee (as defined in the Licensing Agreement), Retail Royalties (as defined in the Licensing Agreement), liquidated damages pursuant to Section 9.2 of the Licensing Agreement, or interest on overdue payments pursuant to Section 10.2 of the Licensing Agreement.

“Restructuring Documents” shall have the meaning given to such term in the Restructuring Agreement.

“OpBiz Accrual” shall have the meaning set forth in Section 2.2(a) hereof.

“Obligor” shall mean OpBiz, the Company or any Guarantor, and “Obligors” shall mean OpBiz, the Company and the Guarantors, collectively.

“PH Party” shall mean PHII, PHMemo and each of their respective successors and assigns and any other Person(s) at any time or in any manner acquiring any right or interest in any of the Licensing Obligations.

“Pledge Agreement” shall mean the Pledge Agreement dated as of the date hereof by and between the Collateral Agent and EquityCo and acknowledged by the Company.

“Person” shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

1.4          Other Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in that certain Amended and Restated Investor Rights Agreement between the Company and the Securityholders named therein, dated as of the date hereof (as the same may be amended, modified, restated, or supplemented from time to time, the “Investor Rights Agreement”).

1.5          Certain Matters of Construction.  The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  All references to any instruments or agreements, including, without limitation, references to any of the Restructuring Documents or to the Licensing Agreement shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof permitted by this Agreement.

2.             Covenants.  OpBiz and each PH Party hereby covenants that until the Guaranteed Obligations have been paid in full and satisfied in cash or cash equivalents acceptable to the Mezzanine Investors, OpBiz shall comply with, and shall cause each Guarantor to comply with, such of the following provisions as are applicable to it.

2.1          Transfers.  Any Person who proposes to acquire any right or interest in the License Agreement or the Licensing Obligations shall, prior to acquiring such interest, execute and deliver a counterpart of this Agreement to each other party hereto.

2.2          Subordination Provisions.  As an inducement to each of the Mezzanine Investors to (i) consent to the Refinancing and the Prepayment, and (ii) enter into the Investor Rights Agreement and the other Restructuring Documents, notwithstanding any other provision of the License Agreement to the contrary, any Distribution with respect to the Licensing Obligations is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Guaranteed Obligations outstanding from time to time in the manner and to the extent set forth herein.

(a)           Payments.  OpBiz shall not make any Distribution in respect of the Licensing Obligations until such time as the Guaranteed Obligations have been paid in full in cash or cash equivalents acceptable to the Mezzanine Investors; provided, however, so long as no Event of Default shall have occurred, any Obligor may pay, and the PH Parties may receive, payments in respect of the Licensing Obligations, as and when due (on a non-accelerated basis), as set forth in the Licensing Agreement.  Following the occurrence of an Event of Default, (i) OpBiz shall not make any Distribution in respect of the Licensing Obligations, except that OpBiz shall accrue such amounts as and when such amounts become due and otherwise payable(an “OpBiz Accrual”), and (ii) no PH Party shall be entitled to receive or retain any such Distribution in respect of the Licensing Obligations, provided, further, that notwithstanding the foregoing restriction, any Obligor may pay and any PH Party shall be entitled to receive and retain any payment in respect of Licensing Obligations that has become due and payable (on a non-accelerated basis) on the earliest to occur of (x) the date on which all such Events of Default have been cured or waived, or (y) payment in full of all Guaranteed Obligations in cash or cash equivalents acceptable to the Mezzanine Investors.

(b)           Limitation on Remedies.  Until such time as the Guaranteed Obligations have been paid in full in cash or cash equivalents acceptable to the Mezzanine Investors, from and during the continuance of an Event of Default, no PH Party shall be entitled to exercise any remedies or commence any action or proceeding to recover any amounts due, or to become due, in respect to the Licensing Obligations; provided that, for purposes of clarification, nothing in this Section 2.2(b) shall prohibit any PH Party from seeking equitable remedies with respect to any obligations under the Licensing Agreement that are not Licensing Obligations (e.g., enforcement of qualify control standards and the like).

(c)           Prior Payment of Guaranteed Obligations in Bankruptcy, etc.  In the event of any insolvency or bankruptcy proceedings relative to any Obligor or its property, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of any Obligor or distribution or marshalling of its assets or any composition with, or assignment for the benefit of, the creditors of such Obligor whether or not involving insolvency or bankruptcy, or if any Obligor shall cease its operations, call a meeting of its creditors or no longer do business as a going concern (each individually or collectively, an “Event of Insolvency”) then all Guaranteed Obligations shall be paid in full and satisfied in cash or cash equivalents acceptable to the Mezzanine Investors before any Distribution may be made on account of the Licensing Obligations.  During the pendency of any such Event of Insolvency, OpBiz may continue to accrue the OpBiz Accruals, but no Distributions shall be made to the PH Parties during such Event of Insolvency.  Any Distribution in an Event of Insolvency which would, but for the provisions hereof, be payable or deliverable in respect of the Licensing Obligations, shall be paid or delivered directly to the Mezzanine Investors until the Guaranteed Obligations are paid in full in cash or cash equivalents acceptable to the Mezzanine Investors, at which time the Mezzanine Investors shall deliver to the PH Parties any surplus to which they are then entitled.

(d)           Acceleration of Guaranteed Obligations.  In the event any Guaranteed Obligations become due and payable, whether by acceleration, maturity or otherwise, no Distribution shall thereafter be made on account of the Licensing Obligations until such due and payable Guaranteed Obligations shall have been paid in full in cash or cash equivalents acceptable to the Mezzanine Investors, provided, however, that OpBiz shall be permitted to accrue such amounts until such time as such due and payable Guaranteed Obligations shall have been paid as set forth herein.

(e)           Power of Attorney.  To enable the Mezzanine Investors to assert and enforce their rights hereunder in any proceeding referred to in Section 2.2(c) or upon the happening of any Event of Insolvency, the Collateral Agent, with the power to appoint its substitute, is hereby irrevocably appointed attorney-in-fact for each PH Party (in such capacity, the “Proxy”) with full power to act in the place and stead of such PH Party, including the right to make, present, file and vote such proofs of claim against any Obligor on account of all or any part of the Licensing Obligations as the Proxy may deem advisable and to receive and collect any Distributions other payments made thereon and to apply the same on account of the Guaranteed Obligations in accordance with the provisions of Section 2.2(c) hereof.  Each PH Party will execute and deliver to the Proxy such instruments as may be required by the Mezzanine Investors to enforce their right to receive any and all payments in respect of the Licensing Obligations in accordance with the provisions of Section 2.2(c) hereof, to effectuate the aforesaid power of attorney and to effect collection of any and all Distributions or other payments which may be made at any time on account thereof, and each PH Party hereby irrevocably appoints the Proxy as the lawful attorney and authorizes the Proxy to execute financing statements on behalf of such PH Party and hereby further authorizes the Proxy to file such financing statements in any appropriate public office.

(f)            Payments Held in Trust.  Should any Distribution or the proceeds thereof, in respect of the Licensing Obligations, be collected or received by any PH Party or any Affiliate (as such term is defined in Rule 405 of Regulation C adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933) of any PH Party at a time when such PH Party is not permitted to receive any such Distribution or proceeds thereof including if the same is collected or received when there is or would be after giving effect to such payment an Event of Default, then such PH Party will forthwith deliver, or cause to be delivered, the same to the Mezzanine Investors until the Guaranteed Obligations are paid in full in cash or cash equivalents acceptable to the Mezzanine Investors in precisely the form held by such PH Party (except for any necessary endorsement) and until so delivered, the same shall be held in trust by such PH Party, or any such Affiliate, as the property of the Mezzanine Investors and shall not be commingled with other property of such PH Party or any such Affiliate.

(g)           Scope of Subordination  The provisions of this Agreement are solely to define the relative rights of the Mezzanine Investors and the PH Parties.  Nothing in this Agreement shall impair, as between OpBiz and the PH Parties the unconditional and absolute obligation of OpBiz to punctually pay, or cause the payment by any other Obligor, of all obligations owing under the Licensing Agreement in accordance with the terms thereof, subject to the rights of the Mezzanine Investors under this Agreement.

(h)           Until the Guaranteed Obligations have been paid in full, each PH Party further agrees as follows:

(i)            the PH Parties shall not be entitled to a claim for rejection damages of any kind upon termination of the License Agreement in a proceeding referred to in Section 2.2(c) hereof, in any Event of Insolvency or otherwise;
(ii)           the PH Parties shall consent to the assumption and/or assignment of the License Agreement by or to (x) OpBiz as debtor or debtor-in-possession (or any trustee appointed in respect thereof) and/or the substitution of the Mezzanine Investors for OpBiz under the License Agreement, or (y) EquityCo or any wholly owned subsidiary of EquityCo, or otherwise in connection with a sale of OpBiz, whether in a proceeding referred to in Section 2.2(c) hereof, in connection with any Event of Insolvency or otherwise;
(iii)          the PH Parties agree that the term “Lenders” (as defined in the License Agreement) shall mean and be a reference to the Mezzanine Investors, with the effect being that all rights and remedies in the License Agreement reserved for the Lenders will instead be rights and remedies of the Mezzanine Investors (by way of example and not of limitation, the non-competition obligations of OpBiz should not terminate unless and until the Guaranteed Obligations have been paid in full).  In furtherance thereof, all references to the terms “Loan Agreement” and “Obligations” in the License Agreement will instead be deemed to be references to “Pledge Agreement” and “Guaranteed Obligations”, respectively (in all cases, as such terms are used and defined in the License Agreement); and

(iv)          the PH Parties cannot terminate the License Agreement upon commencement of a proceeding referred to in Section 2.2(c) hereof or during an Event of Insolvency.

3.             Miscellaneous.

3.1          Legends.  From and after the date hereof, each PH Party shall cause the License Agreement to contain a provision to the following effect:

“This Agreement and all rights, remedies, powers and privileges of PHII and PHMemo hereunder are and shall be subject in all respects to the Amended and Restated License Subordination Agreement dated as of November 30, 2006 and entered into among the Mezzanine Investors specified therein, PHII, PHMemo and HOTEL JV (the “A&R License Subordination Agreement”).  The A&R License Subordination Agreement provides, among other things, that notwithstanding anything in this Agreement to the contrary, that upon the occurrence and during the continuance of certain Defaults or Events of Default under the Pledge Agreement, no cash payments may be made by HOTEL JV to PHII or PHMemo in respect of any amounts due and owing pursuant to this Agreement, including, without limitation, in respect of the Continuing Fee, Retail Royalties, liquidated damages pursuant to Section 9.2 hereof, or interest on overdue payments pursuant to Section 10.2 hereof.”

Proof of compliance with the foregoing shall be promptly given to the Mezzanine Investors.

3.2          Intentionally Omitted.

3.3          Survival of Rights.  The right of the Mezzanine Investors to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of any Obligor or any Mezzanine Investor including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any Guaranteed Obligations or noncompliance by any Obligor with such provisions, regardless of the actual or imputed knowledge of the Mezzanine Investors.

3.4          Receipt of Agreements.  Each PH Party hereby acknowledges that it has delivered to the Mezzanine Investors a correct and complete copy of the License Agreement as in effect on the date hereof.  Each PH Party hereby acknowledges receipt of a correct and complete copy of each of the Restructuring Documents as in effect on the date hereof.

3.5          No Amendment of Licensing Agreement.  Until such time as the Guaranteed Obligations are paid in full in cash or cash equivalents acceptable to the Mezzanine

Investors, no Obligor and no PH Party shall enter into any amendment to or modification of the License Agreement, without the prior written consent of the Mezzanine Investors.

3.6          Amendments to Restructuring Documents.  Nothing contained in this Agreement, or in any other agreement or instrument binding upon any of the parties hereto, shall in any manner limit or restrict the ability of the Mezzanine Investors from increasing or changing the terms of the Guaranteed Obligations under the Restructuring Documents, or to otherwise waive, amend or modify the terms and conditions of any of the Restructuring Documents, in such manner as the Mezzanine Investors and the Obligors shall mutually determine.  Each PH Party hereby consents to any and all such waivers, amendments, modifications and compromises, and any other renewals, extensions, indulgences, releases of collateral or other accommodations granted by the Mezzanine Investors to the Obligors from time to time, and agrees that none of such actions shall in any manner affect or impair the subordination established by this Agreement in respect of the Licensing Obligations.

3.7          Notices.  Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by facsimile to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

If to the Mezzanine Investors:
To the address specified next to each Mezzanine Investor’s signature on the signature pages hereto with a copy to:
Proskauer Rose LLP
One International Place
Boston, MA 02110
Attention: Stephen A. Boyko, Esq.
	Telephone:	(617) 526-9770
	Facsimile:	(617) 526-9899

If to the PH Parties:
Mr. Robert Earl
Chairman and Chief Executive Officer
Planet Hollywood International, Inc.
7598 West Sand Lake Road
Orlando, Florida 32819
	Facsimile:	(407) 351-4511

with a copy to:
Mark S. Helm, Esq.
Vice President & General Counsel
Planet Hollywood International, Inc.
7598 West Sand Lake Road
Orlando, Florida 32819
Facsimile: (407) 345-1115

If to any Obligor:	Mr. Robert Earl
Chairman and Chief Executive Officer
Planet Hollywood International, Inc.
7598 West Sand Lake Road
Orlando, Florida 32819
Facsimile: (407) 351-4511

with copies to:	Mr. Doug Teitelbaum
Bay Harbour Management, LC
885 Third Avenue, 34th Floor
New York, NY 10022
Facsimile: (212) 371-7497

Greenberg Traurig LLP
200 Park Avenue
New York, New York 10166
Attention: Joseph Kishel, Esq.
Facsimile No.: (212) 801-6400

3.8          Books and Records.  The PH Parties shall (a) furnish the Mezzanine Investors, upon request from time to time, a statement of the account between the PH Parties on the one hand and OpBiz on the other hand and (b) give the Mezzanine Investors, upon their request, full and free access to the books of the PH Parties pertaining only to such accounts, with the right to make copies thereof.

3.9          Binding Effect; Other.  This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable and shall remain in full force and effect until the Guaranteed Obligations shall have been satisfied or paid in full in cash or cash equivalents acceptable to the Mezzanine Investors, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of OpBiz with regard to the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of OpBiz, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer, for any Obligor or any substantial part of its property, or otherwise, all as though such payments had not been made.  No action which the Mezzanine Investors or any Obligor may take or refrain from taking with respect to the Guaranteed Obligations, including any amendments thereto, shall affect the provisions of this Agreement or the obligations of the PH Parties hereunder.  Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws provisions.  The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

4.             Representations and Warranties.  Each PH Party represents and warrants to the Mezzanine Investors that, as of the date hereof, the only Licensing Obligations owed or owing to it is that which is set forth in the Licensing Agreement.  Such PH Party further represents and warrants to the Mezzanine Investors that (i) it has full right, power and authority to execute and deliver this Agreement and, to the extent the such holder is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties, (ii) this Agreement does not contravene (A) the organizational documents of such holder, to the extent applicable, (B) any contractual restriction in any agreement that is material to the such holder, (C) any court decree or order binding on or affecting such holder, or (D) any law or governmental regulation binding on or affecting such holder, (iii) this execution, delivery and performance of this Agreement does not, and will not, result in, or require the creation or imposition of, any Lien on the assets of such holder, and (iv) this Agreement constitutes the legal, valid and binding obligations of such holder, enforceable against such holder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

5.             Proceedings.  Any judicial proceeding brought by or against any PH Party or any Obligor with respect to this or any related agreement may be brought in any court of competent jurisdiction in the Supreme Court of the State of New York, New York County, or the federal district court within the Southern District of New York.  By execution and delivery of this agreement each PH Party, each Mezzanine Investor and each Obligor accept for themselves and in connection with their properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Mezzanine Investors to bring proceedings against any PH Party or any Obligor in any courts of any other jurisdiction.  Any judicial proceeding by any PH Party against the Mezzanine Investors involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this agreement or any related agreement, shall be brought only in a court located in The City of New York, New York County, State of New York; provided that notwithstanding the foregoing, if in any judicial proceeding by or against any PH Party or any Obligor that is brought in any other court such court determines that the Mezzanine Investors are an indispensable party, such PH Party shall be entitled to join or include the Mezzanine Investors in such proceedings in such other court.  Each PH Party and each Obligor waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

6.             Waiver Of Jury Trial.  Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (a) arising under this Agreement or any other instrument, document or agreement executed or delivered in connection herewith, or (b) in any way connected with or related or incidental to the dealings of any party hereto with respect to this Agreement or any other instrument, documents or agreement executed or delivered by them in connection herewith, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise and each party hereto hereby agrees and consents that any claim, demand, action or cause of action shall be decided by court trial without jury, and that either of them may file an original counterpart or a copy of this section with any court as written evidence of their consent to the waiver of their right to trial by jury.

7.             Agent for Service of Process.  Service of all pleadings, writs, process and summonses in any suit, action or proceeding against any PH Party may be made upon Mark S. Helm, Esq., Vice President & General Counsel, Planet Hollywood International, Inc., 7598 West Sand Lake Road, Orlando, Florida 32819, or such person’s duly appointed successor (the “Process Agent”), and the PH Parties hereby irrevocably appoints the Process Agent as their true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such pleadings, writs, process and summonses, and agree that the failure of the Process Agent to give any notice of such service of process to PH Parties shall not impair or affect the validity of such service or of any judgment based thereon.

8.             Termination.  In the event that all the Guaranteed Obligations, or any other obligations of any of the Obligors to the Mezzanine Investors are paid in full to the complete satisfaction of the Mezzanine Investors, in their sole discretion, this Agreement shall immediately thereafter terminate.

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IN WITNESS WHEREOF, the undersigned have entered into this Agreement this       day of November, 2006.

PH Parties:

PLANET HOLLYWOOD INTERNATIONAL, INC.,
a Delaware corporation

By:
Name:
Title:

PLANET HOLLYWOOD MEMORABILIA, INC.,
a Florida corporation

By:
Name:
Title:

PLANET HOLLYWOOD (REGION IV), INC.,
a Minnesota corporation

By:
Name:
Title:

OpBiz:

OPBIZ, L.L.C., a Nevada limited liability company

	By:	MEZZCO, L.L.C., a Nevada limited liability company, its sole member

		By:	EQUITYCO, L.L.C., a Nevada limited liability company, its managing member
By:
Name:
		Title:	Manager

Mezzanine Investors:

POST TOTAL RETURN MASTER FUND, L.P.

	By:	Post Advisory Group, L.L.C., its General Partner

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
11755 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90025

POST DISTRESSED MASTER FUND, L.P.

	By:	Post Advisory Group, L.L.C., its General Partner
:	By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
11755 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90025

STATE OF SOUTH DAKOTA RETIREMENT SYSTEM FUND

	By:	Post Advisory Group, L.L.C., its Authorized Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices c/o Post Advisory Group, L.L.C. 11755 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90025

DB DISTRESSED OPPORTUNITIES MASTER PORTFOLIO, LTD.

By:	Post Advisory Group, L.L.C., its Authorized Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
c/o Post Advisory Group, L.L.C. 11755 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90025

MW POST PORTFOLIO FUND, LTD.

By:	Post Advisory Group, L.L.C., its Authorized Agent
:
By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
c/o Post Advisory Group, L.L.C. 11755 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90025

THE OPPORTUNITY FUND, LLC

By:	Post Advisory Group, L.L.C., its Authorized Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices c/o Post Advisory Group, L.L.C. 11755 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90025

HFR DS OPPORTUNITY MASTER TRUST

By:	Post Advisory Group, L.L.C., its Authorized Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
c/o Post Advisory Group, L.L.C. 11755 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90025

POST HIGH YIELD, L.P.

By:	Post Advisory Group, L.L.C., its Authorized Agent
:
By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notice:
c/o Post Advisory Group, L.L.C. 11755 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90025

POST BALANCED FUND, L.P.

By:	Post Advisory Group, L.L.C., its Authorized Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notice: c/o Post Advisory Group, L.L.C. 11755 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90025

SPHINX DISTRESSED FUND SPC, a Cayman Islands company (in Official Liquidation pursuant to an Order of the Grand Court dated 28 July 2006)

By: Kenneth Krys
Title: Joint Official Liquidator

By: Christopher Stride
Title: Joint Official Liquidator

CONTINENTAL CASUALTY COMPANY

By:
Name:
Title:

Address for notices
333 South Wabash Avenue — 23 South
Chicago, IL 60604

CANPARTNERS INVESTMENTS IV, L.L.C.

By:
Name:
Title:

Address for notices
c/o Canyon Capital Advisors, L.L.C.
9665 Wilshire Boulevard, Suite 200
Beverly Hills, CA 90212

JOHN HANCOCK HIGH YIELD FUND

By:
Name:Ismail Gunes
Title:Vice President Investment
Operations

Address for notices
101 Huntington Avenue
Boston, MA 02199

COCHRAN ROAD, LLC

By:
Name:Steven Golub
Title:Attorney-in-Fact

Address for notices
225 Broadway, Suite 1515
New York, NY 10007

YORK CREDIT OPPORTUNITIES FUND, L.P.

By:
Name:Adam J. Semler
Title:Chief Financial Officer

Address for notices
767 Fifth Avenue, 17th Floor
New York, NY 10153

JEFFREY D. BENJAMIN

Address for notices
133 East 64th Street
New York, NY 10021